Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our reports dated February 22, 2011 on the 2010 financial statements of the William Blair Funds in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 71 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463) and Amendment No. 72 under the Investment Company Act of 1940 (Registration No. 811-5344).

/s/ERNST & YOUNG LLP

Chicago, Illinois

April 28, 2011